Exhibit 99.2

MoneyHero Group
Company Overview
May 2023

Empowering and connecting people to a better financial future

Personal Finance is critical to every one of us...
...but it’s complicated & time consuming
Am I maximizing benefits from credit card rewards?
Am I paying too much interest on my personal loan?
Does my family have the necessary insurance coverage?

Accelerating Product Innovation Leads to More Confusion for Consumers
More product innovation and stronger competition among financial product providers drives consumers to look for trusted sources of information to compare and decide
Do I have the right products and coverage?
Credit Card Insurance Mortgage Personal Loans Stock Broking Digital Banks BNPL E-wallets Wealth Tech Robo Advisory Foreign Exchange Savings Account Remittance P2P Lending Mutuals Funds Crypto
More Product Innovation
Increasing number of personal finance options to consider
Am I getting the best value?
Stronger Competition
Increasing number of companies vying for consumer attention

MoneyHero Group Connects People to a Better Financial Future
Our mission at MoneyHero Group is to make all of life’s financial decisions a time saving and rewarding experience
We help people decide, and then achieve those outcomes
We help financial institutions to connect with their target customers

Investment Thesis
Undisputed Market Leader In Rapidly Expanding Greater Southeast Asia Market
Enormous Addressable Market
Proven Scalable Business Model with Significant Runway
Opportunity to Further Cement Leadership Position via Inorganic Growth
Near Term Path to Profitability Enabling Continued Future Investment for Growth
World Class Management Team with Strong Institutional Backers

MoneyHero Group is a Market Leading Online Financial Comparison Platform in Greater Southeast Asia
Key Stats
5 180M
Operating Markets in Total Populations in Greater Southeast Asia Five Operating Markets
9.8M 77%
Monthly Unique Users 1 Organic Users (in March 2023) (in 2022)
270 1.3M
Commercial Partner Financial Relationships Product Applications (as of March 31, 2023) (FY22)
Group Revenue 2 (US$M)
48%
19-22 CAGR
Growth Focus Profitability Focus
Note:
1 Monthly Unique User is a unique user with at least one session in a given month as determined by a unique device identifier from Google Analytics
2 2017-2020 audited financials in accordance with IFRS. 2021 and 2022 are based on unaudited financials

Our Business Pillars
We build the future of personal finance through two core pillars
Financial Products Platforms
Our platforms provide free, comprehensive information across 1,400 financial products, including credit cards, personal loans, insurance, mortgages, and other financial products, for our users to search for, compare, discuss and make informed decisions
5 114M 9.8M
Markets in Greater Total Traffic Monthly Unique Southeast Asia In FY22 Users
B2B Business
Creatory expands our ecosystem and user reach by providing our digital technology solutions to third-party online channel partners and content creators, enabling them to monetize their user base through our existing relationships with financial institutions
400+ 14%
Content & Channel Revenue Partners Contribution in FY22

9.8M Monthly Users Engage with MoneyHero Group’s
7 Brands Across 5 Markets
2.7m monthly users
1.7m monthly users
3.3m monthly users
0.3m monthly users
0.9m monthly users
0.9m monthly users
Our brands
Reaching 9.8M monthly unique users and 3.7M members, our portfolio of known and trusted brands across the region

Creatory Expands MoneyHero’s Reach by Capturing and Converting 3rd Party Traffic Sources Creatory is MoneyHero’s B2B service offering – enables digital businesses to monetize their user base through MoneyHero’s commercial partnerships Expanded Addressable Users Followers of Creators / Addresable Creators Users of Channel Partners / Channel Partners MoneyHero Monthly Unique Users Value Proposition for Creators & Partners: • Access to broad pool of personal finance deals • Monetization of user base through MoneyHero’s self-service Creatory platform and highly attractive commercial deals • Managed support around campaign construction, and more efficient working capital access Value Proposition for Financial Services Providers: • Creatory takes care of all elements of managing content creators and channel partners; collecting and actioning feedback mid-flight in campaigns Page 9

MoneyHero’s Financial Products Platform MoneyHero attracts high-quality users through creative content and innovative tools, while delivering high and reliable volumes of new customers to our financial product partners Users 9.8M Monthly Unique Users 77%1 Organic Users 24+ Content team members 170+ Articles published per month across our blogs 60M+3 Articles read within across our blogs Tools & Resources Relevant Content Exclusive Rewards Coverage across Verticals Access to Huge Customer Base Lower Marginal Acquisition Cost Rewards Management Consumer Base Ready to Transact Product Partners 2702 Commercial Relationships 1.3M 2022 Annual Financial Product Applications Notes: 1 FY2022 Average 2 Commercial Relationships means having relationship with different line of businesses within the same FI e.g. XYZ Bank CC business is one relationship and PL is another. This is because decision making power and budget rests with the individual line of business 3 FY2022 Page 10

Proven Track Record of Delivering Value to MoneyHero Users and Financial Services Providers Growth in Monthly Unique Users and improving conversion rates drive higher application volumes Average Monthly Unique Users 1.5x increase in Monthly Unique Users of which 77% Organic Product Applications 3.2x increase in annual product applications Notes: 1 Total users refer to average of monthly unique users for the year, excluding Thailand. 2 Total Applications excluding Thailand. Page 11

Accelerating Trend towards Digital Distribution of Financial Products Provides Growth Tailwinds Strong growth trajectory in 2020/2021 supported by acceleration of digital distribution channels for financial products followed by shift in strategy in 2022 towards achieving near-term profitability 2017-2022 Revenue by Country (US$M) 1 2021-2022 Adjusted EBITDA (US$M) 3 Notes: 1 2017-2020 audited financials in accordance with IFRS. 2021 and 2022 are based on unaudited financials 2 Emerging markets include Philippines, Malaysia, and Thailand market. We ceased our operations in Thailand in 2022 3 Semi-annual Adjusted EBITDA figures are based on non-IFRS measures, and unaudited Page 12

Our Executive Officers and Board of Directors

Executive Officers



PRASHANT AGGARWAL
Chief Executive Officer
Joined in 2016

- Previously, Head of Commercial Products, Southeast Asia at Visa. Prior to that, American Express and Oracle



SHAUN KRAFT
Chief Financial Officer & Chief Operating Officer
Joined in 2015

- Previously CFO & COO at CMCC Global, Director at Perella Weinberg Partners, and Lazard



SHANNON MURPHY
Chief Technology Officer
Joined in 2020

- Previously Head of Technology for Financial Services ASEAN at AWS. Prior to that regional CTO at AIG, AXIS and ING



ROHITH MURTHY
Chief Product Officer
Joined in 2015

- Previously held various senior digital banking roles at Citibank, Standard Chartered Bank and Siam Commercial Bank

Board of Directors



PRASHANT AGGARWAL
CEO
MoneyHero Group



DEREK FONG
SVP, PCG Group



KENNETH CHAN
SVP, PCG Group



MARC SYZ
CEO, Managing Partner,
Syz Capital



MARTIN BAUMANN
Managing Partner, Co-Founder,
CMCC Global

Page 13

MoneyHero Group

Our Group Leadership Team SHRAVAN THAKUR Group Co-Head of Commercial SANDEEP KRISHNAMANI Group Co-Head of Commercial RUBY CHOU Group Head of Marketing KAMEEL VIJ Group Head of People and Talent TOM KAPELLER Group Head of Insurance NAWAZ IMAM Group Head of Strategy IVAN HO Group Finance Director KATE LEE Group Head of Strategic Finance LAURA HANNON General Counsel MIRIAM FRANKLIN Portfolio Director RAM KANESAN Senior Principal Engineer MEHMET AKTOP Head of Business Operations PROFESSIONAL EXPERIENCE OF TEAM Page 14

Thank you for your time

Forward-Looking Statements This communication includes “forward-looking statements” within the meaning of the United States federal securities laws with respect to the proposed business combination between CompareAsia Group Capital Limited (“the Company”), and Bridgetown Holdings Limited (“Bridgetown”) (the “Business Combination”). All statements other than statements of historical fact contained in this communication, including, but not limited to, statements as to future results of operations and financial position, objectives of management for future operations of the Company, market size and growth opportunities, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Bridgetown and the Company, which are all subject to change due to various factors including, without limitation, changes in general economic conditions. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this communication, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The forward-looking statements contained in this communication are subject to a number of factors, risks and uncertainties. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in business, market, financial, political and legal conditions and the Company’s ability to implement its growth strategies and manage its growth. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of PubCo’s registration statement on Form F-4 (the “Registration Statement”), the proxy statement/prospectus discussed below, Bridgetown’s periodic reports and other documents to be filed by PubCo or Bridgetown from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, there may be additional risks that neither Bridgetown nor the Company presently knows, or that Bridgetown or the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect Bridgetown’s and the Company’s expectations, plans, projections or forecasts of future events and view. If any of the risks materialize or Bridgetown’s or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Bridgetown and the Company anticipate that subsequent events and developments may cause their assessments to change. However, while PubCo, Bridgetown and the Company may elect to update these forward-looking statements at some point in the future, PubCo, Bridgetown and the Company specifically disclaim any obligation to do so, except as required by law. The inclusion of any statement in this document does not constitute an admission by the Company nor Bridgetown or any other person that the events or circumstances described in such statement are material. These forward-looking statements should not be relied upon as representing Bridgetown’s or the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. In addition, the analyses of the Company and Bridgetown contained herein are not, and do not purport to be, appraisals of the securities, assets or business of the Company, Bridgetown or any other entity. Additional Information This communication relates to the proposed Business Combination between the Company and Bridgetown. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed Business Combination will be submitted to shareholders of Bridgetown for their consideration. PubCo intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement in connection with Bridgetown’s solicitation for proxies for the vote by Bridgetown’s shareholders in connection with the proposed Business Combination and other matters as described in the Registration Statement and a prospectus relating to the offer of the securities to be issued to the Company’s and Bridgetown’s shareholders in connection with the closing of the proposed Business Combination. Bridgetown and PubCo also will file other documents regarding the proposed Business Combination with the SEC.

After the Registration Statement has been filed and declared effective, Bridgetown will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Bridgetown will send to its shareholders in connection with the Business Combination. Bridgetown’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Bridgetown’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the proposed transactions, because these documents will contain important information about Bridgetown, PubCo, the Company and the proposed Business Combination. Shareholders and investors may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed transactions and other documents filed with the SEC by Bridgetown, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Bridgetown. The information contained on, or that may be accessed through, the websites referenced in this document is not incorporated by reference into, and is not a part of, this document. Participants in the Solicitation Bridgetown, PubCo and the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Bridgetown’s shareholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Bridgetown’s shareholders in connection with the proposed transactions will be set forth in PubCo’s proxy statement/prospectus to be filed with the SEC. You can find more information about Bridgetown’s directors and executive officers in Bridgetown’s annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above. No Offer or Solicitation This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Non-IFRS Financial Measure This communication includes Adjusted EBITDA, a key non-IFRS financial measure used by the Company’s management and board of directors in evaluating the Company’s operating performance. Adjusted EBITDA is a non-IFRS financial measure defined as loss for year/period plus depreciation and amortization, interest income, finance cost, income tax expense, impairments of assets when the impairment is the result of an isolated, non-recurring event, equity-settled share option and share-based payment expenses, other long-term employee benefits expenses, employee severance expenses, transaction expenses including certain one-off audit and legal fees, changes on fair value of financial instruments, gain on derecognition of convertible loan and bridge loan, unrealized foreign exchange loss minus government subsidies. Adjusted EBITDA is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with IFRS and may be different from similarly titled non-IFRS measures used by other companies. Accordingly, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as substitutes for analysis of other IFRS financial measures, such as net loss and loss before income tax.